Exhibit 10.19
EXECUTIVE COMPENSATION — BASE SALARIES
Effective November 13, 2006, the Compensation Committee of Jack in the Box Inc. approved new annual base salaries for Chairman and Chief Executive Officer Linda A. Lang of $750,000, President and Chief Operating Officer Paul L. Schultz of $512,000, Executive Vice President Jerry P. Rebel of $365,000, Executive Vice President Lawrence E. Schauf of $391,000, Senior Vice President David M. Theno of $365,000 and Gary Beisler, the Chief Executive Officer of the Company’s wholly owned subsidiary Qdoba Restaurant Corporation, of $315,000.